Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated June 14, 2007, to the Declaration
of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on June 27, 2007 (Accession
Number 0001145443-07-001921).

Sub-Item 77Q1(e)

Amended Schedule A to the Amended and Restated Investment
Advisory Agreement between the Trust and J.P. Morgan
Investment Management Inc. (amended as of June 14, 2007).
Incorporated herein by reference to the Registrant's
Registration Statement as filed with the Securities and Exchange
Commission on June 27, 2007 (Accession Number 0001145443-07-001921).

Investment Sub-Advisory Agreement for the JPMorgan China
Region Fund and JPMorgan India Fund. Incorporated herein by
reference to the Registrant's Registration Statement as
filed with the Securities and Exchange Commission on November
17, 2006 (Accession Number 0001145443-06-003457).